EXHIBIT 21

Consolidated Graphics, Inc. Subsidiaries:

Jurisdiction of Incorporation

AGS Custom Graphics, Inc.	Maryland
American Lithographers, Inc.	California
Anderson LA, Inc.	California
Annan & Bird Lithographers, Inc.	Canada- New Brunswick
Apple Graphics, Inc.	California
Austin Printing Company	Georgia
Automated Graphic Imaging/Copy Center, Inc.	Washington D.C
Automated Graphic Systems, LLC	Maryland
bigINK Mailing & Fulfillment Company	Kansas
Bridgetown Printing Co.	Oregon
Byrum Lithographing Co.	Ohio
CDS Publications, Inc.	Oregon
CGML General Partner, Inc.	Delaware
CGX California Contractors, Inc.	California
CGX Holdings Japan GK	Japan
CGX Yamagata Japan GK	Japan
Chas. P. Young Company	Texas
Chas. P. Young Company, Inc.	New York
Clear Visions, Inc.	Texas
Columbia Color, Inc.	California
Conover Real Estate LLC	North Carolina
Consolidated Carqueville Printing Company	Illinois
Consolidated Global Group, Inc.	Texas
Consolidated Graphics B.V.	Netherlands
Consolidated Graphics California	California
Consolidated Graphics de Mexico, S. de R.L. de CV	Mexico
Consolidated Graphics Development Company	Delaware
Consolidated Graphics International, Inc.	Delaware
Consolidated Graphics Management, Ltd.	Texas
Consolidated Graphics Prague s.r.o	Czech Republic
Consolidated Graphics Print Management Group, Inc.	Delaware
Consolidated Graphics Properties II, Inc.	Texas
Consolidated Graphics Properties, Inc.	Texas
Consolidated Graphics Services, Inc.	Delaware
Consolidated Graphics Technology Services and Solutions, Inc.	Texas
Copy-Mor, Inc.	Illinois
Courier Printing Company	Tennessee
CP Solutions, Inc.	Oklahoma
Direct Color, Inc.	California
Eagle Press, Inc.	California
Eastwood Printing Corporation	Colorado
EGT Printing Solutions, LLC	Michigan

Electric City Printing Company	South Carolina
Emerald City Graphics, Inc.	Washington
Fittje Bros. Printing Co.	Colorado
Frederic Printing Company	Colorado
Garner Printing Company	Iowa
Geyer Printing Company, Inc.	Pennsylvania
Gilliland Printing, Inc.	Kansas
Graphcom, LLC	Georgia
Graphic Communications, Inc.	California
Graphic Technology of Maryland, Inc.	Maryland
Graphion, Inc.	California
Gritz-Ritter Graphics, Inc.	Colorado
Grover Printing Company	Texas
GSL Fine Lithographers	California
Gulf Printing Company	Texas
H&N Printing & Graphics, Inc.	Maryland
Heath Printers, Inc.	Washington
Heritage Two, Inc.	Arizona
Hickory Printing Solutions, LLC	North Carolina
High Point Real Estate One LLC	North Carolina
High Point Real Estate Two LLC	North Carolina
Image Systems, LLC	Wisconsin
Ironwood Lithographers, Inc.	Arizona
Kelmscott Communications LLC	Delaware
Keys Printing Company	South Carolina
Kohler Assets Subsidiary, LLC	Missouri
Lincoln Printing Corporation	Indiana
Maryland Composition.com, Inc.	Maryland
Maximum Graphics, Inc.	Minnesota
Maxwell Graphic Arts, Inc.	New Jersey
Mercury Printing Company, LLC	Tennessee
Metropolitan Printing Services, LLC	Indiana
MIG&L Asset Co., LLC	Ohio
Mobility, Inc.	Virginia
Mount Vernon Printing Company	Maryland
Multiple Images Printing, Inc.	Illinois
Nies/Artcraft, Inc.	Missouri
PBM Graphics, Inc.	North Carolina
PCA, LLC	Maryland
PGH Company	Delaware
Piccari Press, Inc.	Pennsylvania
Precision Litho, Inc.	California
Pride Printers, Inc.	Massachusetts
Printing Control Services Incorporated	Washington
Printing, Inc.	Kansas
Rush Press, Inc.	California
S & S Graphics, LLC	Maryland
S & S Graphics Property LLC	Delaware

Serco Forms, LLC	Kansas
SnapShotU, LLC	Texas
Spangler Graphics, LLC	Kansas
Spangler Graphics Property, LLC	Kansas
StorterChilds Printing Co., Inc.	Florida
Superb Printing Company	Texas
Superior Colour Graphics, Inc.	Michigan
Tewell Warren Printing Company	Colorado
The Cyril-Scott Company	Ohio
The Etheridge Company	Michigan
The Graphics Group, Inc.	Texas
The Hennegan Company	Kentucky
The Jackson Group LLC	Indiana
The Jarvis Press, Inc.	Texas
The John C. Otto Company, Inc.	Massachusetts
The McKay Press, Inc.	Michigan
The Pikes Peak Lithographing Co.	Colorado
The Printery, Inc.	Wisconsin
Theo. Davis Sons, Incorporated	North Carolina
Thousand Oaks Printing & Specialties, Inc.	California
Tucker Printers, Inc.	Texas
Tursack Incorporated	Pennsylvania
Valcour Printing, Inc.	Missouri
Veritas Document Solutions, LLC	Delaware
Walnut Circle Press, Inc.	North Carolina
Watermark Press, Ltd.	California
Wentworth Corporation	South Carolina
Western Lithograph Company	Texas
Westland Printers, Inc.	Maryland
Wetzel Brothers, LLC	Wisconsin
Woodridge Press, Inc.	California